UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: October 3, 2005): October 7, 2005

NEW YORK & COMPANY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-32315	33-1031445
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 West 33rd Street
5th Floor
New York, New York 10001

(Address of Principal executive offices, including  Zip Code)

(212) 884-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers;  Election of Directors;  Appointment of Principal Officers

On October 3, 2005, New York & Company, Inc. (the “Company”) appointed Louis Lipschitz as a director on the Company’s board of directors.  The Company’s board of directors determined that Mr. Lipschitz is an independent director in accordance with the rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange and an “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K.  Mr. Lipschitz replaced Philip M. Carpenter on the Company’s audit committee of its board of directors, whose members are now Louis Lipschitz, M. Katherine Dwyer and David H. Edwab (chairman).  Mr. Carpenter will remain on the Company’s board of directors but will no longer serve on the audit committee.

Prior to his appointment to the Company’s board of directors, Mr. Lipschitz, 60, served as Executive Vice President and Chief Financial Officer of Toys “R” Us Inc. from 1996 to his retirement in March 2004.  He joined Toys “R” Us in 1986 as Vice President and Treasurer.  He was promoted to Vice President – Finance and Treasurer in 1990 and to Senior Vice President – Finance and Chief Financial Officer in 1993.

Prior to joining Toys “R” Us, Mr. Lipschitz was Senior Vice President and Chief Financial Officer of Lerner Stores, where he spent four years.  He began his career in public accounting in 1968 with the firm S.D. Leidesdorf & Co., which subsequently merged with Ernst & Young.  He has a B.S. in Accounting from Hunter College and is a New York Certified Public Accountant.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibit

Exhibit No.	Description
99.1	Press release issued on October 7, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW YORK & COMPANY, INC.

/s/ Ronald W. Ristau
Date: October 7, 2005	Name:	Ronald W. Ristau
	Title:	Chief Operating Officer and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued October 7, 2005